UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2026

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Smith Street

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 854-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On October 6, 2026, Hess Midstream LP, a Delaware limited partnership (the “Company”), and Hess Midstream Operations LP, a Delaware limited partnership and a subsidiary of the Company (“HESM OpCo” and, together with the Company, the “Partnership Parties”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Noble Energy, Inc., a Delaware corporation (“NEI”), CMH NewCo LLC, a Delaware limited liability company (“CMH NewCo”), and Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL” and, together with NEI and CMH NewCo, the “Seller Parties”). Each of the Seller Parties is an indirect, wholly owned subsidiary of Chevron Corporation (“Chevron”). Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, at the closing of the transactions contemplated thereby (the “Closing”): (i) HINDL will sell to the Company 449,000 Class A shares representing limited partner interests in the Company (“Class A Shares”) and 77,827,485 Class B units representing limited partner interests in HESM OpCo (“Class B Units,” and such Class A Shares and Class B Units, collectively, the “HINDL Interests”); (ii) HINDL will transfer to the Company 77,827,485 Class B shares representing limited partner interests in the Company; (iii) CMH NewCo will sell to HESM OpCo all of the membership interests (the “Membership Interest”) in Chevron Midstream Holdings LLC, a Delaware limited liability company (“CMH”), that, following certain pre-closing restructuring transactions contemplated by the Purchase Agreement, will directly or indirectly own Chevron’s crude oil and natural gas gathering and processing and storage assets in the Denver Julesburg Basin (the “DJ Basin Assets”); and (iv) HINDL will sell to the Company all of the issued and outstanding limited liability company interests in Hess Infrastructure Partners GP LLC, a Delaware limited liability company (“HIP GP” and such interests, the “HIP GP Interest”), which owns, directly or indirectly, 100% of the equity interests in each of Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), and Hess Midstream GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”) (collectively, the “Transaction”). As a result of the Transaction, Chevron will contribute 100% of its consolidated ownership interests in the Company, and the number of the Company’s outstanding shares is expected to decrease by nearly 40% upon the Closing.

In consideration for the sale of the HIP GP Interest, the Membership Interest and the HINDL Interests, the Partnership Parties will (i) pay the Seller Parties an amount in cash equal to (A) $200 million (the “HIP GP Interest Consideration”) plus (B) the closing working capital of CMH, which will be paid at Closing based on an estimate and is subject to a post-closing adjustment, and (ii) grant the Seller Parties an irrevocable right to enter into, amend or amend and restate, as applicable, the Bakken Commercial Agreements described below (the “Commercial Contract Right” and, together with the HIP GP Interest Consideration, the “HESM Consideration”). The Transaction is expected to close by year-end 2026, subject to the satisfaction of customary closing conditions described below.

The DJ Basin Assets are located primarily in Weld County, Colorado and include approximately 400,000 barrels per day of oil gathering capacity and 300 million cubic feet per day of gas gathering capacity, and 420,000 barrels of storage capacity. The DJ Basin Assets also include a 20% interest in the Saddlehorn long-haul pipeline, an approximately 600 mile, 300,000 barrels per day, FERC regulated crude pipeline that connects the DJ Basin to the major Cushing oil storage hub in Oklahoma.

The obligation of the Company to consummate the Transaction is subject to certain conditions, including, among others, (i) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) having expired, notice of early termination under the HSR Act having been received or a consent order being issued by a governmental authority to consummate the Transaction; (ii) the absence of any law, order or injunction prohibiting the consummation of the Transaction; (iii) delivery of certificates and certain transaction agreements (as described further below); and (iv) the absence of a material adverse effect (as defined in the Purchase Agreement) with respect to the business, operations and condition of the DJ Basin Assets.

The Purchase Agreement generally contains customary representations and warranties of the Partnership Parties and the Seller Parties and customary covenants, including covenants with respect to regulatory filings and efforts to consummate the Transaction. The Purchase Agreement also contains certain covenants with respect to the operation of the DJ Basin Assets between the signing of the Purchase Agreement and Closing, which require the Seller Parties to operate the DJ Basin Assets in the ordinary course of business consistent with past practice and refrain from taking certain specified actions.

The Seller Parties, on the one hand, and the Partnership Parties, on the other, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from, among other things, any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

The Purchase Agreement may be terminated by either the Partnership Parties or the Seller Parties, as applicable, (i) upon mutual written consent, (ii) if the Closing has not occurred by October 6, 2027, subject to an automatic six-month extension if certain regulatory approvals have not been obtained, (iii) for breaches of representations and warranties or covenants that remain uncured, or (iv) if a governmental body has issued an order prohibiting or restraining the Transaction that has not been removed prior to the termination date.

The parties have agreed to enter into certain ancillary transaction agreements (the “Transaction Agreements”) at Closing, including, among others, (i) the Bakken Commercial Agreements (as defined below), (ii) a transition services agreement under which Chevron will provide certain transition services to the Partnership Parties (the “TSA”) and (iii) the A&R Secondment Agreement (as defined below), each as described in more detail below. At Closing, the parties will terminate the Company’s current amended and restated omnibus agreement with Chevron, and the parties have agreed to use commercially reasonable efforts to obtain a license granting the Company and its affiliates the continued right to use the “Hess” name and related trademarks for a transitional term of nine months following the Closing.

Bakken Commercial Agreements

In connection with the Closing, the Company and Chevron will enter into a crude oil gathering and terminal services agreement, a gas gathering and processing agreement and amended and restated water services agreements (the “Bakken Commercial Agreements”). The Bakken Commercial Agreements will amend and supersede the Company’s current gas processing and fractionation agreement, terminal and export services agreement, crude oil and gas gathering agreements and water services agreements with Chevron to, among other things, reduce the tariff rates and fees payable by Chevron for crude oil and gas gathering, terminaling and processing services provided by the Company under those agreements. The crude oil gathering and terminal services agreement and gas gathering and processing agreement will have a primary term that expires December 31, 2045, and Chevron will have the right to extend the primary term for up to two additional five-year periods. The amended and restated water services agreements will each have a primary term that expires on December 31, 2032, and the Company will have the right to extend the primary term for an additional 10-year period, after which the agreements will automatically renew for successive one-year periods until terminated by either party. Certain Bakken Commercial Agreements will also include a minimum revenue commitment (“MRC”) equal to 80% of the Company’s expected combined revenues attributable to Chevron under such agreements until December 31, 2033. The MRC for each calendar year is established three years in advance and, once the MRC is established for any given year, the MRC can only be increased and not decreased by subsequent forecasts. Additionally, Chevron has agreed to pay certain fixed capacity reservation fees for the first three years of the agreements. All tariff rates and certain fees payable under the Bakken Commercial Agreements will adjust on January 1 of each calendar year by the percentage increase or decrease, as applicable, in the Consumer Price Index for All Urban Consumers (CPI-U) for the most recently available 12-month period, except that any annual increase will be subject to a 3% cap.

Transition Services Agreement

In connection with the Closing, the Company and Chevron will enter into a TSA pursuant to which certain Chevron affiliates will provide certain administrative and operational services to the Company, and the Company may provide certain services to Chevron and its affiliates, with either party or its designated affiliates acting as the provider or recipient for a given service, for a two-year transition period following the Closing (the “TSA Term”). The services to be provided under the TSA include administrative functions such as accounting and finance, treasury, human resources, information technology and systems support, land management, procurement, and health, safety and environment compliance support. The services will be provided at cost on a pass-through basis during the TSA Term. The recipient of an individual service may request an extension of that service on 60 to 90 days’ prior written notice, subject to the provider’s consent, provided that no service must be provided beyond 24 months following the Closing. Either party, as recipient, may terminate individual services for convenience on at least 60 days’ prior written notice. The TSA is intended to facilitate the Company’s transition to operating as an independent company following the Closing.

Amended and Restated Secondment Agreement

In connection with the Closing, Chevron, the General Partner, GP LLC and the other parties thereto will also enter into an amended and restated secondment and employee transition agreement (the “A&R Secondment Agreement”), which will amend and supersede in its entirety the existing amended and restated employee secondment agreement with Chevron. Pursuant to the A&R Secondment Agreement, Chevron will continue to provide seconded employees to perform services for the Company, including employees primarily dedicated to the Company’s business and certain shared services employees; however, unless otherwise agreed to by the parties, executive officers of the Company will transfer employment to the Company or its subsidiary effective the day after the Closing (or the first date thereafter that the Company has established payroll and benefits capabilities). The A&R Secondment Agreement will also provide for cooperation between the parties regarding the eventual transfer of employment to the Company or one of its affiliates of Chevron employees intended to be primarily dedicated to the Company’s business and certain shared services employees. Chevron employees seconded to the Company will, during their period of secondment, remain employees of Chevron, and the Company will pay Chevron a secondment fee representing a portion of the actual costs of Chevron associated with employing the seconded employees (except as otherwise specified therein), including salary or wages, benefits, and related expenses, based on the employee’s percentage of working time allocated to the Company’s business. The A&R Secondment Agreement will provide for a secondment period of up to 24 months following the Closing, which will end earlier with respect to any individual seconded employee upon such employee’s transfer of employment to the Company, termination of employment or secondment, or on such other date as mutually agreed by the parties.

Amendments to Existing Governing Documents

Pursuant to the Purchase Agreement, the parties have also agreed to amend and restate the existing partnership agreement or limited liability company agreement, as applicable, of the Company, the General Partner, GP LLC and HIP GP, effective as of the Closing, to, among other things, reflect the Company’s acquisition of the General Partner, GP LLC and HIP GP and eliminate Chevron’s right to appoint the members of the board of directors of GP LLC (the “Board”).

In addition, these amendments will provide that the Company’s shareholders, voting together as a single class and by a plurality of the votes cast, will have the right to elect all members of the Board beginning with the Company’s first annual meeting of shareholders to be held in the second quarter of 2028. The Board will be classified into three classes (Class I, Class II and Class III) with staggered three-year terms, such that only one class stands for election at each annual meeting, beginning with Class I at the 2028 annual meeting. Following the Closing, the Board will at all times consist of at least a majority of independent directors, and directors may be removed only for cause and only by a vote of the majority of the remaining directors.

Following the Closing, the Board is expected to consist of the Company’s Chief Executive Officer and its current independent directors, Stephen J.J. Letwin, David W. Niemiec and John P. Reddy. The current directors affiliated with Chevron, Kristi H. McCarthy, Kristen M. Ghattas, Barbara F. Harrison and Gerbert Schoonman, are expected to resign from the Board at Closing. The Board expects to appoint up to three additional independent directors at or following the Closing.

DJ Basin Commercial Agreements

Following the Closing, as a result of the Company’s acquisition of the DJ Basin Assets, the Company will be party to numerous fixed-fee commercial agreements with Chevron under which the Company will provide crude oil, natural gas and produced water gathering and crude oil storage services to Chevron in the DJ Basin. The primary term of each of these commercial agreements (other than storage agreements) will expire on December 31, 2045, and Chevron will have the right to extend the primary term for up to two additional five-year periods.

The foregoing descriptions of the Purchase Agreement and the Transaction Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report and incorporated into this Item 1.01 by reference.

Relationships

The Company is managed and controlled by GP LLC, which is the general partner of the General Partner. GP LLC is wholly owned by HIP GP, and HIP GP is owned 100% by HINDL. As a result, certain individuals, including officers and directors of Chevron, HINDL, HIP GP, GP LLC and the General Partner, serve as officers and/or directors of more than one of such other entities.

The terms of the Purchase Agreement and the Transaction were unanimously approved by the Board and by the Conflicts Committee of the Board (the “Conflicts Committee”), which consists solely of independent directors. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Purchase Agreement and the Transaction and received an opinion from its independent financial advisor as to the fairness, from a financial point of view, to the Company of the HESM Consideration to be paid and provided by the Company in the Transaction.

Unless expressly stated otherwise herein, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departures

The description of the expected resignations of Kristi H. McCarthy, Kristen M. Ghattas, Barbara F. Harrison and Gerbert Schoonman as directors of GP LLC at Closing included under “Amendments to Existing Governing Documents” in Item 1.01 is hereby incorporated by reference. Each of their resignations is not expected to be the result of any disagreement with GP LLC, the General Partner or the Company or any of their respective affiliates on any matter relating to the operations, policies or practices of GP LLC, the General Partner or the Company.

Offer Letter

In connection with entering into the Purchase Agreement, the Company entered into an offer letter (the “Offer Letter”) with Jonathan C. Stein, pursuant to which Mr. Stein will continue to serve as Chief Executive Officer of the Company and be appointed to the initial Board. The Offer Letter is contingent upon, and will only become effective upon, the Closing. If the Transaction does not close for any reason, the Offer Letter will be of no force or effect.

The Offer Letter provides that, effective as of the Closing, Mr. Stein will receive a compensation package to be determined by the Board (after consideration of the recommendations of the Conflicts Committee), which compensation package will provide for total target annual compensation of no less than $6,500,000, consisting of, at minimum, (i) an annualized base salary of no less than $800,000, (ii) a target annual cash bonus opportunity of no less than 150% of such base salary, with any actual payout based on performance against goals established by the Board or a committee thereof, and (iii) annual long-term incentive equity awards under the Company’s 2017 Long-Term Incentive Plan or a successor equity compensation plan, with an initial target award of $4,500,000 to be granted on or about the Closing, and a subsequent equity award valued at no less than this target amount to be granted as part of the annual compensation process in early 2028. Pursuant to the Offer Letter, the Company and Mr. Stein also will, on or prior to the date of the Closing, enter into a change in control severance agreement, which will provide for the payment of severance benefits in the event Mr. Stein’s employment is terminated by the Company without cause within or outside the context of a change in control.

Mr. Stein’s employment will be “at will,” subject to the terms of the change in control severance agreement.

Mr. Stein does not have any family relationship with any member of the Board or any executive officer. There are no relationships or related transactions between Mr. Stein and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The above description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the execution of the Purchase Agreement and the Transaction.

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

Cautionary Statement Relevant to Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “drive,” “could,” “may,” “should,” “would,” “enable,” “believe,” “intend,” “focus,” “potential,” “project,” “plan,” “trend,” “predict,” “will,” “target,” “opportunity” and similar expressions, and variations or negatives of these words, are intended to identify forward-looking statements, but not all forward-looking statements include such words. Forward-looking statements relating to the Company’s operations, assets, and strategy, including statements regarding the proposed transaction and the expected tax treatment and tax implications of the proposed transaction, are based on management’s current expectations, assessments, estimates, projections and assumptions about the industry. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the Company’s control and difficult to predict. Therefore, actual outcomes and results may differ materially from our current projections or expectations of future results expressed or forecasted by these forward-looking statements.

Among the important factors that could cause actual results to differ materially from those in our forward-looking statements are: the transaction contemplated by the definitive agreement may not close on the anticipated timeline or at all; our ability to efficiently integrate the DJ Basin Assets into our portfolio; risks and uncertainties associated with Chevron continuing to provide employees and services to us under the amended secondment and employee transition agreement and transition services agreement; diversion of management time on issues relating to the proposed transaction; unforeseen expenses associated with the proposed transaction; the expected tax treatment of the proposed transaction and the tax implications of the proposed transaction for the Company and its shareholders; the effects of the proposed transaction, including on our future financial condition, results of operations, strategy and plans; the ability of Chevron and other parties to satisfy their obligations to us, including Chevron’s ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Chevron in excess of our minimum volume commitments and relative to Chevron’s nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the businesses of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; our ability to refinance our existing indebtedness; reduced demand for our midstream services, including the impact of weather or the availability of competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to natural and human causes beyond our control, such as accidents, severe weather events, labor disputes, political crises, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of changes in credit ratings, weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this Current Report on Form 8-K could also cause actual results to differ materially from those in our forward-looking statements. This cautionary statement modifies all forward-looking statements contained in this Current Report on Form 8-K and all other public statements made by or on behalf of the Company in connection with the announcement of the proposed transaction, including the press release furnished as Exhibit 99.1 hereto. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*†	Purchase and Sale Agreement, dated as of October 6, 2026, by and among Noble Energy, Inc., CMH NewCo LLC, Hess Investments North Dakota LLC, Hess Midstream Operations LP and Hess Midstream LP

10.1#	Offer Letter, dated as of October 6, 2026, by and between Hess Midstream LP and Jonathan C. Stein

99.1	Press release, dated October 6, 2026

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

†

The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K because it (a) is not material and (b) is the type of information that the Company both customarily and actually treats as private and confidential.

#	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: October 8, 2026	By:	/s/ Michael J. Chadwick
	Name:	Michael J. Chadwick
	Title:	Chief Financial Officer